Exhibit 10.3

MONGODB, INC.

2016 CHINA STOCK APPRECIATION RIGHTS PLAN

1.                                      ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1             Establishment.  The MongoDB, Inc. 2016 China Stock Appreciation Rights Plan (the “Plan”) is hereby established effective as of April 13, 2016.

1.2             Purpose.  The purpose of the Plan is to advance the interests of the Company by providing an incentive to attract, retain and reward persons performing services for the Company or an Affiliate and by motivating such persons to contribute to the growth and profitability of its China operations. (the “Company”).  The Plan is intended to accomplish this purpose by providing for the award to its Participants of certain rights, subject to the terms and conditions of the Plan and the Participant’s Award Agreement, to receive a cash payment determined by the value of the Stock.

1.3             Term of Plan.  The Plan shall continue in effect until its termination by the Board; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2.                                      DEFINITIONS AND CONSTRUCTION.

2.1             Definitions.  Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)               “Affiliate” means (i) any corporation, partnership or other business entity which owns, directly or indirectly, voting equity securities possessing fifty percent (50%) or more of the total combined voting power of all classes of voting equity securities of the Company and (ii) any corporation, partnership or other business entity with respect to which voting equity securities possessing fifty percent (50%) or more of the total combined voting power of all classes of voting equity securities are owned, directly or indirectly, by the Company.

(b)               “Award” means an award of one or more Rights pursuant to the terms and conditions of the Plan and the Participant’s Award Agreement.

(c)                “Board” means the Board of Directors of the Company.  If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(d)               “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms and conditions of an Award granted to the Participant.

(e)                “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(f)                 “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, the occurrence of any of the following:

(i)                                           an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of MongoDB, Inc. immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of MongoDB, Inc.’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of MongoDB, Inc. or, in the case of an Ownership Change Event described in Section 2.1(p)(iii), the entity to which the assets of MongoDB, Inc. were transferred (the “Transferee”), as the case may be; or

(ii)                                        the liquidation or dissolution of MongoDB, Inc.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own MongoDB Inc. or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.  The board of directors of MongoDB, Inc. shall have the right to determine whether multiple sales or exchanges of the voting securities of MongoDB, Inc. or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(g)                “Committee” means the compensation committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(h)               “Company” means MongoDB Inc.

(i)                   “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company.

(j)                  “Director” means a member of the Board or of the board of directors of any other Participating Company.

(k)               “Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant.

(l)                   “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.  For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(m)           “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the board of directors of MongoDB, Inc. in its discretion, subject to the following:

(i)                                           If, on such date, the Stock is listed for at least six months  on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the average of the trailing six-month closing prices of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted such national or regional securities exchange or market system constituting the primary market for the Stock, as reported in such source as MongoDB, Inc. deems reliable.

(ii)                                        If, on such date, the Stock is not listed, or listed for less than six months, on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the board of directors of MongoDB, Inc. in good faith.

(n)               “Grant Date” means the effective date of the grant of an Award as specified by the Board.

(o)               “Officer” means any person designated by the Board as an officer of the Company.

(p)               “Ownership Change Event” means the occurrence of any of the following with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of MongoDB, Inc. of more than 50% of the voting stock of MongoDB, Inc.; (ii) a merger or consolidation in which MongoDB, Inc. is a party; or (iii) the sale, exchange, or transfer of more than 50%, by value, of the assets of MongoDB, Inc.

(q)               “Parent Corporation” means any present or future parent corporation of the Company.

(r)                  “Participant” means a person to whom an Award has been granted.

(s)                 “Participating Company” means the Company or any Affiliate.

(t)                  “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(u)               “Public Market” means a national or regional securities exchange or market system on which the Stock is listed or an over-the-counter market in which the Stock is traded, provided that prices therefor are published daily on business days in a recognized financial journal.

(v)               “Right” means a bookkeeping entry representing the right of a Participant to receive from the Company, in accordance with the terms of the Plan and the Participant’s Award Agreement, a payment in cash of an amount equal to the excess, if any, of the Fair Market Value determined as of the date on which the Right is exercised or deemed exercised over the Strike Price established by the Board and set forth in the Participant’s Award Agreement.

(w)             “Service” means, unless otherwise provided in a Participant’s Award Agreement, the Participant’s employment or service with a Participating Company, whether in the capacity of an Employee or a Consultant.  Except as otherwise provided in a Participant’s Award Agreement, the Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, an Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company.  Notwithstanding the foregoing, unless otherwise designated by the Board or required by law, a leave of absence shall not be treated as Service for purposes of determining Vesting under the Participant’s Award Agreement.  The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company.

Subject to the foregoing, the Board, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(x)               “Stock” means the Company’s Class A common stock.

(y)               “Strike Price” means an amount established by the Board with reference to one (1) share of Stock and set forth in a Participant’s Award Agreement as provided by Section 5.1.

(z)                “Vest,” “Vested,” and “Vesting” means a nonforfeitable right earned by a Participant, through continued Service and/or the satisfaction of other conditions specified by the Board, to exercise the Award granted to such Participant at such time as the Award is exercisable in accordance with the terms of the Plan and the Award Agreement evidencing such Award.

2.2             Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.                                      ADMINISTRATION.

3.1             Administration by the Board.  The Plan shall be administered by the Board.  All questions of interpretation of the Plan or of any Award shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2             Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer is properly authorized by the Board with respect to such matter, right, obligation, determination or election.

3.3             Powers of the Board.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a)                                             to determine the persons to whom, and the time or times at which, Awards shall be granted;

(b)                                             to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the strike price of the Award, (ii) the method for satisfaction of any tax withholding obligation arising in connection with the Award (iii) the timing, terms and conditions of the exercisability of the Award or the vesting of the Award (v) the time of the expiration of the Award, (vi) the effect of the Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Award or such shares not inconsistent with the terms of the Plan;

(c)                                              to approve one or more forms of Award Agreement;

(d)                                             to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof;

(e)                                              to accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant’s termination of Service;

(f)                                               to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(g)                                              to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4             Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.                                      ELIGIBILITY AND GRANT OF AWARDS.

4.1             Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants and Directors.  Eligible persons may be granted more than one Award.

4.2             Participation.  Awards are granted solely at the discretion of the Board.  Eligible persons may be granted more than one Award.  However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.                                      TERMS AND CONDITIONS OF AWARDS.

Awards shall be evidenced by Award Agreements specifying the number of Rights covered thereby, in such form as the Board shall from time to time establish.  No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

5.1             Strike Price.  The Strike Price shall be established by the Board and set forth in the Award Agreement evidencing an Award.  Unless otherwise specified by the Board in the grant of an Award, each Award shall have a Strike Price equal to one hundred percent (100%) of the Fair Market Value determined as of the Grant Date.

5.2             Vesting of Awards.  Subject to Section 5.4, each Award shall Vest at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Award Agreement evidencing such Award.  The Vesting provisions of individual Awards may vary.  Notwithstanding the foregoing, it is anticipated that Vesting shall be Service-based.

5.3             Effect of Termination of Service.  Subject to earlier termination of the Award as otherwise provided by this Plan and unless a longer exercise period is provided by the Board in the grant of an Award and set forth in the Award Agreement, an Award shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be immediately and automatically exercised upon the Participant’s termination of Service, subject to Section 5.4 and only to the extent it is then Vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate provided, however, that notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service with the Participating Company Group is terminated for Cause, the Award shall terminate and cease to be exercisable immediately upon such termination of Service.

5.4             Exercisability of Awards.  Unless otherwise determined by the Board in its sole discretion or as provided in Section 5.6, each Award shall be exercisable only to the extent that the Award is Vested at the time of exercise.

5.5             Procedure for Exercise of Awards.  Awards shall be exercised by written notice to the Company which must state the election to exercise the Award and the number of Vested Rights for which the Award is being exercised.  The written notice must be in the form approved by the Board, signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such form of electronic transmission or other means as the Company may permit to an authorized representative of the Company, prior to the termination of the Award.  An Award shall be deemed exercised when the Company receives the written or electronic notice of exercise in the form required by the Board or on such future date as specified by the Participant in such notice and as permitted in accordance with Section 5.4.  An Award may not be exercised for less than one hundred (100) Rights at any one time or, if less, the number of Rights remaining subject to the Award.

5.6             Payment Upon Exercise or Deemed Exercise of Awards.  Upon the exercise of an Award, the Participant (or the Participant’s legal representative or other person who acquired the right to receive payment upon the exercise of the Award by reason of the Participant’s death) shall be entitled to receive payment of an amount for each Right with respect to which the Award is exercised equal to the excess, if any, of the Fair Market Value on the date of exercise of the Award over the Strike Price applicable to the Award.  Payment of such amount shall be made in cash (including a funds transfer) within thirty (30) days following the date of exercise of the Award or such other date as mutually agreed between the Participant and the Company.

5.7             Effect of Termination of Service for Cause.  If a Participant’s Service is terminated for Cause, the Participant’s Award, to the extent not exercised prior to the date of such termination, shall terminate and cease to be exercisable immediately upon such termination of Service, whether Vested or non-Vested.

6.                                      TAXES.

6.1             Tax Withholding.  The Company or its Affiliate shall have the right to withhold from payroll and from any and all amounts payable to a Participant pursuant to the Plan, or require the Participant to remit to the Company or its Affiliate, any and all taxes, if any, required by law to be withheld by a Participating Company with respect to any Award granted to such Participant including, without limitation PRC IIT,  income taxes and social insurances.

6.2             No Guarantee of Tax Consequences.  No person connected with the Plan in any capacity, including, but not limited to any Participating Company, their directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to social insurance contributions, federal, state, local and foreign income, employment, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

7.                                      AMENDMENT AND TERMINATION.

The Board may amend, suspend or terminate the Plan at any time.  However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be no amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Stock may then be listed.  No amendment, suspension or termination of the Plan shall affect any then outstanding

Award unless expressly provided by the Board.  Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant.  Notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole and absolute discretion and without the consent of any participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan.

8.                                      CHANGE IN CONTROL.

8.1                               Effect of Change in Control on Awards.

(a)                                 Accelerated Vesting.  The Board may, in its sole discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Awards and shares acquired upon the exercise thereof upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Board shall determine.

(b)                                 Assumption or Substitution of Awards.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award based upon the Acquiror’s stock.

(c)                                  Cash-Out of Awards.  The Board may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested Award (and each unvested Award, if so determined by the Board) of Stock subject to such canceled Award in cash which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the strike price per share under such Award (the “Spread”).  In the event such determination is made by the Board, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portion of their canceled Awards in accordance with the vesting schedule applicable to such Awards as in effect prior to the Change in Control.

9.                                      MISCELLANEOUS.

9.1             Adjustments to Awards for Changes in Capital Structure.  In the event of any change in the Stock through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in the capital structure of the Parent or distribution (other than normal cash dividends) to shareholders of the Parent, appropriate adjustments shall be made in the number of Rights subject to each Award, the class of shares to which a Right relates, and in each applicable Fair Market Value in order to prevent dilution or enlargement of a Participant’s rights under the Plan.  Any fractional Right resulting from an adjustment pursuant to this Section shall be rounded to the nearest whole number.  Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

9.2             Other Provisions.  Any Award granted under the Plan may also be subject to such other provisions (whether or not applicable to any Award granted to any other Participant) as the Board determines to be appropriate, including, without limitation, to comply with federal, state and foreign securities laws, or understandings or conditions as to the Participant’s employment or service in addition to those specifically provided for under the Plan.

9.3             Nontransferability of Awards.  Prior to payment in settlement of the Award, an Award granted to a Participant shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.  Awards shall be exercisable, during the Participant’s lifetime, only by the Participant.

9.4             Beneficiary Designation.  Each Participant may name, from time to time, a beneficiary to whom any benefit under the Plan is to be paid in case of such Participant’s death before he or she receives any or all of such benefit.  If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his or her estate.

9.5             No Right, Title, or Interest in Assets of the Company.  Participants shall have no right, title, or interest whatsoever in any assets of the Company or to any investments which the Company may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person.  To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

9.6             No Right to Continued Service or to Award Grant.  The Participant’s rights, if any, to continue to serve the Company as an employee, officer, director, independent contractor or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and, except as provided in a separate, written agreement between the Participant and the Participating Company employing or engaging the Participant, such Participating Company reserves the right to terminate the Service of any Participant at any time, subject to applicable laws.  The adoption of the Plan shall not be deemed to give any person any right to be selected as a Participant or to be granted an Award.

9.7             No Rights as a Shareholder.  Nothing in the Plan or any Award Agreement shall confer upon any Participant any rights as a member of the Company or as a shareholder of the Parent.

9.8             Awards Subject to Domestic and Foreign Laws.  The Board may grant Awards to Participants who are subject to the tax, securities and other laws of nations other than the China on terms and conditions as determined by the Board as necessary to comply with applicable foreign laws.  The Board may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 9.8 and no action may be taken which would result in a violation of any applicable law.

9.9             Binding Effect.  Subject to the restrictions on transfer set forth herein, the terms of the Plan and a Participant’s Award Agreement shall inure to the benefit of and be binding upon the Company, the Participant and their respective heirs, executors, administrators, successors and assigns.  The terms of the Plan and a Participant’s Award Agreement shall supersede all prior arrangements, whether written or oral, and understandings regarding the subject matter of the Plan and such Award Agreement.

9.10      Notices.  Any notice required or permitted under the Plan or any Award Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature on the Award Agreement or at such other address as such party may designate in writing from time to time to the other party.

9.11      Other Benefits.  No Award granted under the Plan or income recognized by a Participant upon the exercise of an Award shall be considered compensation for purposes of computing benefits under any present or future retirement or other compensation or benefit plan of any Participating Company or any affiliate thereof nor affect any benefits or compensation under any such plan.

9.12      Governing Law.  The validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the People’s Republic of China.

IN WITNESS WHEREOF, the undersigned representative of the Board of the Company certifies that the foregoing sets forth the MongoDB, Inc. 2016 China Stock Appreciation Rights Plan as duly adopted by the Board on April 13, 2016 and amended on October 4, 2017.

/s/ Kevin P. Ryan
Representative of the Board

STANDARD FORM OF

STOCK APPRECIATION RIGHTS AGREEMENT

UNDER THE

MONGODB

2016 CHINA STOCK APPRECIATION RIGHTS PLAN

MONGODB, INC.

CHINA STOCK APPRECIATION RIGHTS

AWARD AGREEMENT

You have been granted an award of Stock Appreciation Rights (the “Award”) pursuant to the MongoDB, Inc. 2016 China Stock Appreciation Rights Plan (the “Plan”), as follows:

Participant:	[First Name Last Name]

Grant Date:	[Date of Grant]

Vesting Start Date:	[Vesting Start Date]

Number of Rights:	[Options Granted]

Strike Price:	US$[Exercise Price]

Value per Right:

The value of each Right covered by this Award that you may become entitled to receive upon exercise will be equal to the excess, if any, of the Fair Market Value as of the date of exercise over the Strike Price.

Vesting:

Except as otherwise provided by the Plan, the Award will vest as follows:

A.   1/4 of the Number of Rights will vest on the first anniversary of the Vesting Start Date, provided your Service has not terminated prior to such date.

B.   1/48 of the Number of Rights will vest for each full month of your continuous Service from the first anniversary of the Vesting Start Date until the Award is fully vested.

Term of Award:

In accordance with the terms of Plan, the Award, if and to the extent unvested will terminate on the first to occur of the following:

•                  immediately on the date your Service terminates; or

•                  the 10th anniversary of the Grant Date.

In accordance with the terms of Plan, the Award, if and to the extent vested:

•                  will terminate immediately on the date your Service terminates for Cause;

•                  if your Service terminates for any reason other than Cause will immediately and automatically exercise upon the date your Service; or • will terminate or on the 10th anniversary of the Grant Date.

You will be eligible to exercise the Award prior to its termination for Vested Rights by means of the Exercise Notice attached as Exhibit A and to receive payment of the value of such Rights in accordance with the terms of the Plan, subject to applicable tax and social insurance withholding.

Unless otherwise defined in this Stock Appreciation Rights Agreement, capitalized terms have the meanings assigned to them by the Plan.

The Company and its Affiliate shall assess tax, including PRC IIT and social insurance contribution liability and requirements in connection with your participation in the Plan, including, without limitation, Chinese income tax liability and social insurance contribution liability associated with the grant or exercise of the Award (the “Tax Liability”).  These requirements may change from time to time as laws or interpretations change.  Regardless of the Company’s or any Affiliate’s  actions in this regard, you hereby acknowledge and agrees that the Tax Liability shall be your ultimate responsibility and liability.  You agree as a condition of your participation in the Plan to make arrangements satisfactory to the Company and its Affiliate to enable it to satisfy all withholding, payment and/or collection requirements associated with the satisfaction of the Tax Liability, including authorizing the Company or the Affiliate to withhold all applicable amounts from your wages or other cash compensation due to you, in accordance with any requirements under the laws, rules, and regulations of the country of which you are a resident.  Furthermore, you agree to pay the Company or the Affiliate any amount the Company or any Participating Company may be required to withhold, collect or pay as a result of your participation in the Plan or that cannot be satisfied by deduction from your wages or other cash compensation paid to you by the Company or the Affiliate.

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of you personal data by and among, as applicable, the Company and any Affiliate  for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company and its Affiliates may hold certain personal information about you including, but not limited to your name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, and the details of the Award  for the purpose of implementing, administering and managing your participation in the Plan (the “Data”).  You understand that the Data may be transferred to the Company or any Affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country.  You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.  You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of the Award  under the Plan.  Furthermore, you acknowledge and understand that the transfer of the Data to the Company or Affiliates or to any third parties is necessary for your participation in the Plan.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You understand that you may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting your local human resources representative in writing.  You further acknowledge that withdrawal of consent may affect your ability to vest in, exercise or realize benefits from the Award, and your ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, you understands that you may contact your local human resources representative.

Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to, subject to applicable law, terminate your employment or consulting contract at any time, nor confer upon you the right to continue in the employ of or as an officer of or as a consultant to the Company or any Affiliate.  In addition, you acknowledge and agree to the following: (i) the Plan is discretionary in nature and the Company may amend, suspend, or terminate it at any time; (ii) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of the Award even if the Award has been granted repeatedly in the past; (iii) all determinations with respect to such future Awards, if any, including but not limited to, the times when the Awards shall be granted or when the Awards shall vest, will be at the sole discretion of the Board; (iv) your participation in the Plan is voluntary; (v) the value of the Awards is an extraordinary item of compensation, which is outside the scope of your employment contract (if any), except as may otherwise be explicitly provided in your employment contract (if any); (vi) the Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating termination, severance, resignation, redundancy, end of service, or similar payments, or bonuses, long-service awards, pension or retirement benefits; (vii) the future Fair Market Value of the Stock is unknown and cannot be predicted with certainty; (viii) no claim or entitlement to compensation or damages arises from the termination of the Award or diminution in value of the Award and you irrevocably release the Company and its Affiliates from any such claim that may arise; and (ix) neither the Plan nor the Award shall be construed to create an employment relationship where any employment relationship did not otherwise already exist.

By your signature below, you and the Company agree that the Award is governed by this Award Agreement and by the terms and conditions of the Plan attached as Exhibit B and made a part of this Agreement.  You hereby acknowledge receipt of a copy of the Exhibits attached to this Agreement, and you represent that you have read and are familiar with their provisions and hereby accept the Award subject to all of their terms and conditions.

MONGODB, INC.		[First Name Last Name] (PARTICIPANT)

By:

Signature

Title:	General Counsel
Date

Address

ATTACHMENTS:

Exhibit A:  Exercise Notice

Exhibit B:  MongoDB, Inc. 2016 China Stock Appreciation Rights Plan

EXHIBIT A

Participant:

Date:

STOCK APPRECIATION RIGHTS

EXERCISE NOTICE

MongoDB, Inc.

Attention: Stock Admin

Ladies and Gentlemen:

1.                                      Exercise of Award.  I was granted an Award under the MongoDB, Inc. 2016 China Stock Appreciation Rights Plan (the “Plan”) and my Stock Appreciation Rights Agreement dated [Date of Grant] (the “Agreement”).  I hereby elect to exercise the Award, effective on the Exercise Date set forth below, as to a total of                  Rights under Grant Number       all of which are Vested in accordance with the Agreement and the Plan.

2.                                      Exercise Date.  The Exercise Date on which this notice is to be effective is                     .  (Note to Participant: the Exercise Date must be six months after the establishment of a Public Market for the Stock, in accordance with the terms of the Plan,  and in either case may not be earlier than the date of this notice or later than the date of termination of the Award, as set forth in the Agreement.)

I understand that my exercise of the Award is subject to all of the terms and conditions of the Agreement and the Plan, copies of which I have received and read.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

MongoDB, Inc.

By:

Title:

Dated:

EXHIBIT B

MONGODB, INC.

2016 CHINA STOCK APPRECIATION RIGHTS PLAN